UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

________________

Fintech Scion Limited

(Exact name of registrant as specified in its charter)

Nevada	000-55685	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Portman House, 2 Portman Street

London, W1H 6DU, UK

(Address of principal executive offices, including ZIP code)

+44 203 982 5041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement

As previously disclosed, on October 11, 2023, Fintech Scion Limited (the “Company”) entered into an Asset Conveyance Agreement (the “Purchase Agreement”) with CICO Digital Solutions Limited, a British Columbia company (“CICO”). The Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of CICO (the “Assets”) related to CICO’s business of providing a service platform and software application for payment services from CICO. As consideration for the transfer and sale of the Assets, the Company issued CICO 100,000,000 restricted shares of common stock of the Company, par value $0.001 per share (the “Shares”).

On December 27, 2023, the Company and CICO mutually and voluntarily agreed to unwind the transaction contemplated by the Purchase Agreement. Upon termination, each of the parties to the Purchase Agreement were relieved of their respective rights, liabilities, expenses and other obligations under the Purchase Agreement. In connection therewith, CICO transferred the Shares back to the Company for cancellation upon receipt. The Shares were cancelled and removed from the Company’s issued and outstanding shares of common stock on January 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINTECH SCION LIMITED
Dated: February 5, 2024
	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer